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                                                                   EXHIBIT 10.12

                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Executive Employment Agreement (this "Agreement") is made as of May 1, 1988, by Account-A-Call Corporation, a California corporation ("AAC"), and Ricardo G. Brutocao, an individual ("Executive"), with reference to the following.

                                    RECITALS

         A. AAC is in the business of providing telephone call accounting software, data processing and software design and programming to the telecommunications industry (the "Call Accounting Business").

         B. AAC wishes to employ Executive as AAC's President and Chief Executive Officer and Executive wishes to become so employed by AAC, subject to the provisions set forth in this Agreement

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises and the provisions set forth below, the parties agree as follows.

         1. TERM. AAC hereby employs Executive and Executive hereby accepts employment by AAC for a term of two years (the "Initial Term"), subject to provisions of this Agreement. The Initial Term will commence as of the date of this Agreement. If Executive remains in AAC's employ subsequent to the expiration of the Initial Term, this Agreement will remain in effect until it is terminated as provided by Section 8. The actual period of time that Executive remains in AAC's employ pursuant to this Agreement is referred to in this Agreement as the "Employment Period".

         2. DUTIES. Executive will be employed as AAC's "President" and "Chief Executive Officer" throughout the Employment Period and, in such capacity, Executive will be AAC's most senior executive and manager. Executive will report only to AAC's Board of Directors (the "Board") and all employees, representatives and agents of AAC and its parent, subsidiary and other related companies, if any (collectively, "Affiliates"), will report directly to Executive or to individuals who ultimately report to Executive, as may be determined by Executive from time to time. Executive will also perform such additional services of an executive nature as may be reasonably requested from time to time by the Board.

         Executive will serve as a member of the Board and AAC will use its best efforts to cause Executive to be a member of the Board at all times throughout the Employment Period. If requested to do so by the Board, Executive will also serve on the Board of Directors of any Affiliate. Executive will not be entitled to receive any additional compensation by reason of his service on the Board or the Board of Directors of any Affiliate pursuant to this Agreement.

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         Executive will devote substantially all of his business time and efforts to the performance of his duties under this Agreement and will endeavor to manage AAC's business and affairs for the maximum benefit of AAC and its shareholders. Executive will make himself available for reasonable business travel from time to time throughout the Employment Period as may be reasonably necessary or requested by AAC.

         3.       COMPENSATION.

                  a. Base Salary. Except as may be otherwise established by AAC and Executive in writing, AAC will pay Executive the following annual base salary (the "Base Salary"):

                           (i)      With respect to the first 14 months of
the Employment Period, $125,000;

                           (ii)     With respect to the period commencing 14
months after the beginning of the Employment Period and ending 26 months after the beginning of the Employment Period, $140,000; and

                           (iii)    With respect to the period commencing 26
months after the commencement of the Employment Period and all times thereafter until the conclusion of the Employment Period, $150,000.

                  The Base Salary will be paid by AAC in installments throughout the Employment Period in accordance with AAC's executive payroll policies in effect from time to time during the Employment Period, but in no event less frequently than two equal installments per month.

                  b. Stock Acquisition Rights. AAC hereby grants Executive the stock acquisition rights described in Exhibit "A".

                  c. Incentive Bonus. In addition to the Base Salary, Executive will be entitled to incentive bonuses to be established by the Board not later than June 1, 1988 and attached to this Agreement as Exhibit "B".

                  d. Holiday Bonus. AAC presently maintains a policy of awarding each of its employees a holiday bonus in December of each year in an amount equal to one week's salary (the "Holiday Bonus"). In addition to any other amounts payable to Executive pursuant to this Agreement, Executive will be entitled to a Holiday Bonus to the extent that AAC continues its Holiday Bonus program.

                  e. Withholding. In addition to any other amounts approved by Executive, AAC will withhold such amounts from the compensation payable to Executive pursuant to this Agreement as may be necessary to satisfy AAC's obligations under any applicable federal, state or local law or regulation.

         4. HEALTH AND WELFARE BENEFITS. AAC will provide Executive with health, welfare, disability and retirement insurance benefits

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in accordance with AAC policies in effect from time to time. AAC will pay the deductible and insured's co-payment portion of all medical expenses under AAC's standard employee health plan. AAC will also obtain a policy of life insurance covering Executive's life, and a policy of long term disability income insurance, in an amount and on such terms as may be mutually agreeable to AAC and Executive (collectively, the "Executive Insurance"). The amounts and terms of the Executive Insurance coverage will be established within 60 days and then attached as Exhibit "C" to this Agreement. Executive shall be entitled to all rights and benefits pursuant to the Executive Insurance.

         5. KEY PERSON INSURANCE. AAC may, at any time and from time to time, obtain such life and health insurance policies insuring the life or health of Executive in such amounts and with such insurers (collectively, "Key Person Insurance") as AAC, in its sole discretion, deems appropriate. AAC will have the sole right to designate the beneficiary of all such Key Person Insurance during the Employment Period and the sole right to all benefits payable pursuant to any Key Person Insurance with respect to any event occurring during the Employment Period. Executive will cooperate with AAC if AAC elects to obtain any Key Person Insurance from time to time, including without limitation, timely submitting to medical, physical and psychological examinations and assisting AAC with the preparation of insurance applications.

         Upon the termination of the Employment Period, AAC will, at Executive's sole option, assign and transfer to Executive all of its right, title and interest in and to any or all Key Person Insurance which AAC may then maintain relative to Executive, if any; provided, however, that at as a condition precedent to such assignment and transfer, Executive must pay to AAC the cash value (the "Cash Value") of all such Key Person Insurance, if any, together with all out-of-pocket costs incurred by AAC to effect the transfer and assignment, if any. If Executive and AAC cannot agree on the Cash Value, AAC's independent certified public accountants will determine the Cash Value and such determination will be binding on both Executive and AAC.

         6. FRINGE BENEFITS. Executive will be entitled to all other AAC fringe benefits, including without limitation, vacation and sick leave, in accordance with AAC's policies in effect from time to time during the Employment Period.

         7.       EXECUTIVE EXPENSES.

                  A. Automobile. AAC will pay Executive an automobile allowance in the amount of $500 per month. In addition, AAC will provide Executive with a gasoline credit card to pay for fuel, oil and other items pertaining to Executive's automobile. AAC will also provide Executive with an automobile club membership for Executive, spouse and dependents and will pay the monthly charge and all telephone charges for the cellular telephone in Executive's automobile.

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                  B.       Expense Accounts. Executive will be entitled to
reimbursement for all expenses reasonably incurred by Executive on behalf of AAC from time to time during the Employment Period. Executive will be provided with a Visa, Mastercard and American Express credit card issued to AAC to facilitate Executive's travel and entertainment on behalf of AAC. Executive will keep records of all expenses incurred on behalf of AAC in accordance with AAC's policies in effect from time to time throughout the Employment Period.

         8. TERMINATION. The Employment Period will be immediately and automatically terminated upon Executive's death. The Employment Period may also be terminated as provided below.

                  a. TERMINATION for Cause. Notwithstanding anything in this Agreement to the contrary, AAC may immediately terminate Executive's employment for cause at any time if Executive:

                           (i)      is convicted of, or pleads guilty or nolo
contendere to, any felony;

                           (ii)     embezzles or misappropriates any AAC funds
or assets;

                           (iii)    is adjudicated to be incompetent or, in the
reasonable opinion of a licensed physician or psychiatrist retained by AAC, is unable by reason of physical or mental illness or incapacity to carry out Executive's duties hereunder for a period of two months during any twelve-month period;

                           (iv)     in the reasonable opinion of a licensed
physician or psychiatrist retained by AAC, is substantially unable by reason of substance (including without limitation drug or alcohol) abuse or addiction to reasonably and effectively carry out Executive's duties hereunder for an aggregate period of seven days in excess of Executive's accrued vacation time and sick leave, if any; or

                           (v)      fails or refuses to perform Executive's
reasonable and customary duties hereunder for a period of 30 days after written notice describing the duty or duties which Executive has failed or refused to perform is given to Executive by AAC.

                  Executive agrees to timely submit to medical, physical and psychiatric examinations from time to time during the Employment Period to enable AAC to determine if Executive is incompetent or subject to any mental or physical illness or incapacity or to drug abuse or addiction, as contemplated above by sections 8(a)(iii) and 8(a)(iv).

                  b. Without Cause. AAC may terminate Executive's employment without cause at any time without notice during the first 24 months of the Employment Period. If AAC terminates Executive's employment without cause at any time during the first

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12 months of the Employment Period, then AAC will continue to pay Base Salary to
Executive for an additional 12 months as and when it becomes due pursuant to this Agreement. If AAC terminates Executive's employment without cause at any time during the period commencing 12 months after the beginning of the Employment Period and ending 24 months after the beginning of the Employment Period, then AAC will continue to pay Base Salary to Executive for an additional six months as and when it becomes due pursuant to this Agreement. AAC may terminate Executive's employment without cause at any time at least 24 months after the beginning of the Employment Period upon not less than 120 days prior written notice to Executive.

                  c. Litigation Assistance. Notwithstanding the termination of this Agreement as provided above, Executive will, upon reasonable notice, supply reasonable information and assistance to AAC and its attorneys in relation to any litigation involving AAC or any of its Affiliates, including without limitation, appearing at depositions and trials to give testimony ("Litigation Assistance"). Executive will keep track of all time expended by Executive for Litigation Assistance. AAC will pay Executive $100 per hour for all time spent by Executive for Litigation Assistance and AAC will reimburse Executive for all out-of-pocket expenses incurred by Executive at AAC's request relative to Litigation Assistance.

         9. EXCLUSIVE EMPLOYMENT. Executive acknowledges that AAC expects to receive the benefit of all of Executive's ability, energy, creativity, skill, training, experience and enthusiasm (collectively referred to as the "Executive's Ability") with respect to Executive's duties and tasks of employment and agrees that AAC cannot so receive the benefit of all of Executive's Ability if Executive engages in any employment for any other business ("Additional Employment"). This does not preclude Executive serving as a consultant, advisor or member of any Board of Directors, as long as such employment does not compete with AAC. Executive further acknowledges that AAC would not have entered into this Agreement with Executive if Executive engages in or intends to engage in any Additional Employment. In view of the foregoing, Executive represents and warrants that Executive will not undertake any Additional Employment at any time during the Employment Period without first obtaining the approval of the Board, which may be arbitrarily withheld for any reason in the exercise of unfettered discretion, and which will only be deemed to be obtained if Executive receives written confirmation of such approval signed by the Chairman or Vice Chairman of the Board.

         10. REPRESENTATIONS AND WARRANTIES OF EXECUTIVE. Executive represents and warrants to AAC that (i) Executive is under no contractual or other restriction or obligation which is inconsistent with any of the provisions of this Agreement or the performance of any of Executive's duties hereunder; (ii) Executive is under no physical or mental disability that would impair the performance of Executive's duties under this Agreement; and

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(iii) Executive has had an opportunity to review this Agreement with Executive's legal counsel, but has chosen not to do so.

         11. REPRESENTATIONS AND WARRANTIES OF AAC. AAC represents and warrants that (i) it is a duly organized corporation in good standing under the laws of the State of California; (ii) it has the authority to enter into this Agreement; and (iii) this Agreement is a valid and binding agreement enforceable in accordance with its terms.

         12. COMPETITION. Executive represents and warrants that Executive will not, at any time during the Employment Period, directly or indirectly, plan for, participate or engage in, or organize any business or venture which is substantially involved in the Call Accounting Business by becoming an owner, officer, director, shareholder, partner, associate, employee, agent, representative or consultant, or otherwise serve in any other capacity, with respect to any such business or venture.

         13. NO SOLICITATION. Executive represents and warrants that Executive will not, at any time during the Employment Period directly or indirectly (i) employ, attempt to employ or otherwise solicit for employment any of AAC's employees for any business or venture with which Executive may be employed, affiliated or associated, including without limitation, any business or enterprise for which Executive may be a consultant or recruiter, or (ii) contact, communicate with, inquire of or otherwise solicit any holder of any AAC security to invest in or to purchase, or offer or subscribe to purchase, any security or debt or equity interest in any business or venture which is substantially involved in the Call Accounting Business.

         14. AAC INVENTIONS. All inventions, methods, procedures, practices, manuals, computer programming, software, improvements, ideas, secrets and disclosures pertaining to the Call Accounting Business (whether or not patent or copyright protection is available with respect to such items) actually or constructively conceived or reduced to practice in whole or in part by Executive during the Employment Period (collectively, "Intangible Rights") will be and remain the sole property of AAC. Notwithstanding the foregoing sentence, the provisions of this section will not apply to any invention for which no equipment, supplies, facility or trade secret information of AAC was used by Executive, which was developed entirely on Executive's own time, and (a) which does not relate (i) to the Call Accounting Business, or (ii) to AAC's actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by Executive for AAC.

         15. CONFIDENTIALITY. Executive will not, while an employee of AAC, improperly use or disclose any proprietary information or trade secrets of Executive's former employers or companies, if any, and will not bring onto AAC's premises any unpublished document or other property belonging to any person or entity other than AAC unless consented to in writing by the lawful owner thereof. Unless

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expressly authorized by AAC in writing, Executive will not at any time during or after the Employment Period, directly or indirectly, disclose to any third party, or use or authorize any third party to use, any Intangible Rights or other confidential or proprietary information relating to AAC's or any Affiliate's business, including, without limitation, all forms, accounting methods and practices, advertising plans, photographs, drawings, schematics, financial information, employee information, computer software, pricing research, strategies, information, reports, procedure manuals, policy manuals, computer programs, investor or shareholder lists, actual or demonstrably anticipated research and development, business plans, market strategies or any related items (collectively, "Confidential Information"), except as required by law. At the termination of the Employment Period, Executive agrees to deliver to AAC all Confidential Information, tapes, disks, materials, equipment, and any other document, medium, property, reproduction or other item belonging to (or containing any information belonging to) AAC, its successors or assigns, and will not retain any copies of any such items.

         16. ASSIGNMENT OF RIGHTS. Executive will sign and deliver to AAC, at AAC's expense, all such instruments of assignment and quitclaim as may be necessary to vest in AAC title to all Intangible Rights, and will render to AAC all assistance which may be reasonably required in order to reduce such ideas and disclosures to practice. If requested, Executive will sign all applications for copyright registration or issuance of letters patent in the United States or abroad and assignments thereof. Further to the mutual intention of the parties that all Intangible Rights be assigned to AAC, Executive hereby appoints AAC as Executive's true and lawful attorney in fact, to sign for Executive, and in Executive's behalf and stead, to sign and file any assignments or applications and to do all other lawfully permitted acts to further AAC's ownership and use of any Intangible Rights with the same legal force and effect as if signed and filed by Executive (the "Power of Attorney"). Executive hereby waives any and all claims, of any nature whatsoever, which Executive may now or hereafter have with respect to the Intangible Rights and AAC's lawful exercise of the Power of Attorney and expressly releases AAC from any liability with respect to same. Executive agrees that the Power of Attorney is coupled with an interest and is irrevocable and that Executive may not substitute any other person or entity for AAC thereunder.

         17. NOTICES. All notices, requests, demands or other communication (collectively, "Notice") given to any party pursuant to this Agreement will not be effective unless given in writing to the parties at their respective addresses as set forth below.

                IF TO AAC:         Account-A-Call Corporation
                                   4450 Lakeside Drive
                                   Burbank, California 91505
                                   Attn: Board of Directors

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                IF TO EXECUTIVE:        Ricardo G. Brutocao
                                        661 South Aldenville Avenue
                                        Covina, California 91723

Notice will be deemed duly given when delivered personally or by telegram, telex or courier, or, if mailed, 72 hours after deposit in the United States mail, certified mail, postage prepaid. The addresses of the parties for the purpose of providing Notice pursuant to this section may be changed from time to time by Notice to the other party duly given in the foregoing manner.

         18. FURTHER DOCUMENTS AND ACTS. Each of the parties agrees to cooperate in good faith with the other, and to execute and deliver such further instruments and perform such other acts as may be reasonably necessary or appropriate to consummate and carry into effect the transactions contemplated by this Agreement.

         19. ARBITRATION. Any dispute, action, litigation or other proceeding concerning this Agreement (collectively, "Action"), other than a dispute or controversy concerning sections 12 through 16, inclusive, will be settled by arbitration to be held, at the sole election of AAC, in Los Angeles County or Orange County, California, in accordance with the rules of the Judicial Arbitration and Mediation Service then in effect (or, if not then existing, the most nearly similar successor entity). If AAC fails to designate the county where arbitration is to be held within 30 days after Executive requests arbitration, arbitration will be held in the California county where AAC's principal place of business is then situated. Any process or other papers under this provision may be served outside the State of California by registered mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed. Discovery may be had in all such arbitrations in accordance with the California Code of Civil Procedure, except that no more than two depositions will be permitted by each party. The arbitrator will apply California law as set forth in section 20 of this Agreement. Judgment may be entered upon the arbitrator's award in any court having jurisdiction and the parties consent to the jurisdiction of the Los Angeles County and Orange County, California, courts for this purpose.

         20. CALIFORNIA LAW. This Agreement will be governed by and interpreted in accordance with the laws of the State of California, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of laws. Any Action which is not subject to arbitration as provided in the foregoing will be instituted, maintained, heard and decided, at the sole election of AAC, exclusively in Los Angeles County or Orange County, California and the parties irrevocably submit to jurisdiction and venue in each such county. If AAC fails to designate the county where the Action is to be instituted within 30 days after Executive's request, the Action will be instituted in the California county where AAC's principal place of business is then

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situated. Any process or other papers under this provision may be served outside the State of California by registered mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

         21. INJUNCTIVE RELIEF. Executive hereby acknowledges and agrees that any breach or threatened breach of sections 12 through 16, inclusive, of this Agreement will cause substantial and irreparable damage to AAC in an amount and of a character difficult to ascertain. Accordingly, in addition to any other relief to which AAC may otherwise be entitled, AAC will also be entitled (i) to terminate Executive's employment, and (ii) to immediate temporary, preliminary and permanent injunctive relief to prevent any such breach or threatened breach through appropriate legal proceedings, without proof of actual damages that have been incurred or may be incurred by AAC with respect to such breach or threatened breach, and without having to post any bond or undertaking as a condition to such relief, all which is expressly and knowingly waived by Executive.

         22. ATTORNEYS' FEES. The prevailing party in any Action will be awarded, in addition to any damages, injunctions or other relief, and without regard to whether or not such matter be prosecuted to final judgment, such party's costs and expenses, including attorneys' fees.

         23. AMENDMENTS/WAIVERS. This Agreement may be amended, supplemented, modified or rescinded only through an express written instrument signed by all the parties or their respective successors and assigns. Either party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but no such waiver will constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. The consent by one party to any action for which such consent was required will not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future.

         24. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

         25. SEVERABILITY. Each provision of this Agreement is intended to be severable and if any term or provision herein is determined invalid or unenforceable for any reason, such illegality or invalidity will not affect the validity of the remainder of this Agreement and, wherever possible, intent will be given to the invalid or unenforceable provision.

         26. LIMITATION ON ACTIONS. Any claim, dispute, controversy, litigation, arbitration, action or other proceeding for breach of this Agreement must be brought and legal process or arbitration, as the case may be, initiated within one year after the cause of

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action for such claim first accrued or the breach first occurred, whichever is sooner, or it will be forever waived and lost.

         27. REMEDIES. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement will be cumulative and no one of them will be exclusive of any other.

         28. ASSIGNMENT. Neither this Agreement, nor any interest herein, will be assignable (voluntarily, involuntarily, by judicial process or otherwise) by Executive to any person or entity without the prior written consent of AAC. Any attempt to assign this Agreement without such consent will be void. Notwithstanding the foregoing, if Executive dies during or within 180 days after the expiration of the Employment Period, Executive's estate, spouse, heirs and legal representatives will be entitled to the benefits Executive is entitled to receive pursuant to this Agreement.

         29. SUCCESSORS. Subject to the foregoing section, this Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, legatees, legal representatives, successors and permitted assigns.

         30. INTERPRETATION. The language in all parts of this Agreement will be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Agreement are for convenience only and will not affect the construction or interpretation of any of the provisions herein.

         31. BENEFIT OF AGREEMENT. This Agreement is for the sole and exclusive benefit of the parties to this Agreement, and nothing in this Agreement will be construed to give any person or entity other than the parties hereto any legal or equitable right, claim or remedy.

         32. ENTIRE AGREEMENT. This Agreement contains the entire and complete understanding between the parties concerning its subject matter and all representations, agreements, arrangements and understandings between or among the parties, whether oral or written, have been fully merged herein and are superseded hereby.

         33. MISCELLANEOUS. The recitals and all exhibits, attachments or other documents referenced in this Agreement are fully incorporated into this Agreement by reference. Unless expressly set forth otherwise herein, all references herein to a "day", "month" or "year" will be deemed to be a reference to a calendar day, month or year, as the case may be. Unless expressly set forth otherwise herein, all cross-references herein will refer to provisions within this Agreement, and will not be deemed to be references to the overall transaction or to any other agreement or document.

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         IN WITNESS WHEREOF, the parties have signed this Agreement as of the date set forth above.

                                                 "EXECUTIVE"

                                                 /s/ Ricardo G. Brutocao
                                                 -----------------------
                                                 Ricardo G. Brutocao

                                                 "AAC"

                                                 ACCOUNT-A-CALL CORPORATION,
                                                 a California corporation

                                                 By: /s/ Joseph V. Russo
                                                     ---------------------------
                                                 Its: Controller CFO

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                            STOCK ACQUISITION RIGHTS

         Executive is hereby granted the option to purchase shares of AAC's common stock equal to 5% of the total number of such shares outstanding (on a fully diluted basis) on the date of this Agreement for $3.94 per each share (the "Option"). AAC represents that the number of shares subject to the foregoing Option is 35,500 (collectively, the "Option Shares").

         The Option Shares will vest evenly throughout the Employment Period at the rate of 2,200 of the Option Shares every 90 days until all Option Shares have vested. Notwithstanding anything in this Agreement to the contrary, all of the Option Shares shall immediately vest and be eligible for purchase by Executive if (i) AAC is merged into or consolidated with any other entity, (ii) AAC sells all or substantially all of its assets, (iii) more than 30% of the total number of shares of AAC common stock presently outstanding is transferred to any party not affiliated with the transferor at any time during the Employment Period in any transaction or series of transactions, or (iv) this Agreement expires or Executive's employment is terminated without cause at any time.

         Executive will have the right to purchase all or any portion of the number of Option Shares that have vested at any time. The Option may be exercised at any time and from time to time during the Employment Period and for a period of 90 days following the expiration of the Employment Period upon written notice to AAC (the "Option Notice"). The Option Notice must state the number of Option Shares being purchased and must be accompanied by a check made payable to AAC in the amount necessary to purchase such shares (the "Exercise Price").

         Concurrently with AAC's receipt of the Option Notice, AAC will loan Executive an amount equal to the Exercise Price. Each such loan will be evidenced by a promissory note which will bear simple interest at the rate of 8% per annum, and all principal and accrued interest will become all due and payable in four years. At the conclusion of each year, an amount equal to 25% of the original principal amount of the loan and all accrued interest will be forgiven in consideration for the obligations assumed by Executive under this Agreement and the promissory note will be so reduced.

         AAC will have the right to purchase all, but not less than all, of the Option Shares acquired by Executive pursuant to this Agreement (the "Repurchase Shares") at any time within 120 days after termination of the Employment Period upon written notice to Executive (the "Repurchase Notice"). The purchase price for all Repurchase Shares will be an amount equal to the amount paid by Executive for such Shares or the fair value of the Repurchase Shares, whichever is greater (the "Repurchase Price"). The

                                    EXHIBIT A

Repurchase Notice will be accompanied by a check made payable to Executive in the amount of the Repurchase Price. If AAC and Executive cannot mutually agree upon the value of the Repurchase Shares within 30 days, then such value shall be determined by the independent appraiser retained by AAC in connection with its qualified retirement plans and such determination shall be binding upon both AAC and Executive. In making a determination of fair value, AAC's independent appraisers will take into account all mergers, consolidations and asset sales occurring at any time within six months after termination of the Employment Period which would increase the value of AAC or the value of AAC's common stock.

                             INCENTIVE COMPENSATION

         1. Exhibit Controlling. Wherever possible, the provisions of this Exhibit will be construed consistently with the remainder of the provisions in this Agreement. However, to the extent that any of the provisions in this Exhibit may conflict with any of the provisions in the remainder of this Agreement, the provisions of this Exhibit will be controlling.

         2. Incentives for FYE 6/30/89. The provisions set forth in the letter from Cloyd E. Marvin to Ric Brutocao dated 10/31/89 [sic] are incorporated into this Agreement by this reference. The foregoing incentive will be cumulative with and in addition to all other incentives granted to Executive.

         3. Incentives for FYE 6/30/90. The provisions set forth in the letter from Cloyd E. Marvin to Ric Brutocao dated August 15, 1989 are incorporated into this Agreement by this reference. The foregoing incentive will be cumulative with and in addition to all other incentives granted to Executive.

         4. Incentives for FYE 6/30/91. The provisions set forth in the letter from Cloyd E. Marvin to Ric Brutocao dated January 24, 1991 are incorporated into this Agreement by this reference. The foregoing incentive will be cumulative with and in addition to all other incentives granted to Executive.

         5. Transaction Incentive. The provisions set forth in the "Action Taken By A Special Committee of the Board of Directors of Account-A-Call Corporation" dated May 16, 1990, relative to an acquisition of AAC are incorporated into this Agreement by this reference.

                  The foregoing incentives will be cumulative with and in addition to all other incentives granted to Executive.

                                    EXHIBIT B

                               EXECUTIVE INSURANCE

         1.       Life Insurance.

                  Insurer: _____________________________________________________

                  Type: ________________________________________________________
                        ________________________________________________________
                        ________________________________________________________

                  Death Benefit: _______________________________________________

                  Beneficiary: _________________________________________________

         2.       Long Term Disability Insurance

                  Insurer: _____________________________________________________

                  Type: ________________________________________________________
                        ________________________________________________________
                        ________________________________________________________

                  Benefit: _____________________________________________________
                           _____________________________________________________
                           _____________________________________________________

                  Beneficiary: _________________________________________________

                  Elimination Period: __________________________________________
                                      __________________________________________
                                      __________________________________________

                                   EXHIBIT C